Company                                          Symbol

Abitibi-Consolidated Inc                         A
ACE Aviation Holdings Inc.                       ACE
Agnico-Eagle Mines Limited                       AEM
Alcan Inc.                                  AL-VLA-VWA-LLA
ATI Technologies Incorporated                ATY-VTY-LTY
Ballard Power Systems Inc.                       BLD
Bank of Montreal                             BMO-VBM-LBM
Bank of Nova Scotia (The)                    BNS-VBQ-LBQ
Barrick Gold Corporation                     ABX-VBA-LBA
BCE Inc.                                     BCE-VBC-LBC
Biovail Corporation                              BVF
Bombardier Inc.                              BBD-VBB-LBB
Brookfield Asset Man. Inc. Cl. A                 BAM
CAE Inc.                                         CAE
Cameco Corporation                             CCV-CCO
Canadian Imperial Bank of Commerce            CM-VMC-LCM
Canadian National Railway Company                CNR
Canadian Natural Resources Limited       CNQ-YNQ-VNZ-LNQ-LNX
Canadian Oil Sands Trust                         COS
Canadian Pacific Railway Limited                 CP
Canadian Tire Corp. Ltd.                         CTR
Canadien Pacific Ships                           TEQ
Celestica Inc.                               CLS-VLS-LLS
CGI Inc. (Group)                                 GIB
Cognos Inc.                                      CSN
Compton Petroleum Corp.                          CMT
Dofasco Inc.                                     DFS
EnCanaCorporation                          ECA-VEC-VEA-LCE
Enerplus Resources Fund                          ERF
Falconbridge Limited                         FAL-VFA-LFA
Fording Canadian Coal Trust                      FDG
Glamis Gold Ltd.                                 GLG
Goldcorp Inc.                                    G
Husky Energy                                     HSE
IAMGold Corporation                              IMG
Imperial Oil Limited                             IMO
Inco Limited                                  N-VNI-LNI
IPSCO Inc.                                       IPS
Kinross Gold                                  K-VKK-LKK
Loblaw Companies Ltd.                            L
Magna International Inc                          MG
Manitoba Telecom Services Inc.                   MBT
Manulife Financial Corporation                   MFC
MDS Inc.                                         MDS
Meridian Gold                                    MNG
Methanex Corporation                             MX
Metro Inc.                                       MRU
National Bank of Canada                       NA-VNA-LNA
Nexen Inc.                                       NXY
Niko Resources Ltd.                              NKO
Norbord Inc.                                     NBD
Nortel Networks Corporation                   NT-VNT-LNT
NOVA Chemicals Corporation                       NCX
Open Text Corp                                   OTC
OPTI Canada Inc.                                 OPC
Pan American Slvr                                PAA
Penn West Energy Trust                           PWT
Petro-Canada                           PCZ-PCA-VPX-VAC-LCA-LXP
Placer Dome Inc.                             PDG-VDP-LDP
Potash Corporation of Sas                        POT
Precision Drilling Corporation Old               PDQ
Precision Drilling Trust                         PD
QLT Phototherapeutics Inc.                       QLT
Research in Motion Limited                       RIM
Rogers Communications Inc.                       RCI
Rona Inc.                                        RON
Royal Bank of Canada                          RY-VRY-LRY
Shaw Comm. Cl. B                                 SJR
Shell Canada Limited                             SHC
Shoppers Drug Mart                               SC
Sierra Wireless                                  SW
Sun Life Financial                               SLF
Suncor Energy Inc.                            SU-VSU-LSU
Talisman Energy Inc.                             TLM
Teck Cominco Limited Cl. B                       TEK
TELUS Corporation                                T
The Jean Coutu Group (PJC) Inc.                  PJC
Thomson Corporation (The)                        TOC
Toronto-Dominion Bank (The)                   TD-VTD-LTD
TransAlta Corporation                            TA
TransCanada Corporation                      TRP-VTP-LTP
TXS Group Inc.                                   X
US Dollar                                        USX
Western Oil Sands Inc.                           WTO
Westjet Airlines Ltd.                            WJA
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund           XEX-XGE-VGE-LGE
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund              XFN
XGD Options on the iUnits
S&P/TSX Capped Gold Index Fund             XGL-XGD-VXG-LXG
XIT Options on the iUnits
S&P/TSX Capped Information                       XIT
Technology Index Fund


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